Exhibit 99.2

 Investor Presentation  Second Quarter 2024 Results  Draft v4.5  1/21/24

 Forward Looking Statements  This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, liquidity and capital ratios and other non-historical statements. Words or phrases such as “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law.  Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and potential future changes in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, the realization of deferred tax assets, the availability and cost of capital and liquidity, and the impacts of continuing inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and non-performing assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base, including among our venture banking clients, or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) the costs and effects of litigation; (ix) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; and in the case of our recent acquisition of PacWest Bancorp (“PacWest”), reputational risk, regulatory risk and potential adverse reactions of the Company's or PacWest's customers, suppliers, vendors, employees or other business partners; (x) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xi) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xiii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xiv) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including due to cybersecurity threats; (xv) our ability to attract and retain key members of our senior management team; (xvi) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xvii) the impact of bank failures or other adverse developments at other banks on general depositor and investor sentiment regarding the stability and liquidity of banks; (xviii) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; (xix) our existing indebtedness, together with any future incurrence of additional indebtedness, could adversely affect our ability to raise additional capital and to meet our debt obligations; (xx) the risk that we may incur significant losses on future asset sales; and (xxi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and from time to time in other documents that we file with or furnish to the SEC.   Second Quarter 2024 Earnings | 2

California's premier commercial bank with a national reach and select specialty business lines

California Focused



Fresno
Tulare
Monterey
Kings
San Luis Obispo
Kern
Santa Barbara
Ventura
Los Angeles
San Bernardino
Orange
Riverside
San Diego
HQ (Los Angeles)
Branches

THE **3rd** LARGEST BANK HEADQUARTERED IN CALIFORNIA[1]

Top 5 California Counties

County	Rank[2]	Dep. ($bn)
Orange	1	$13.1
Los Angeles	3	11.1
San Diego	1	1.9
San Bernardino	2	0.8
Riverside	3	0.8

National Presence & Specialty Businesses

- Fund Finance
- HOA
- Lender & Specialty Finance
- Media & Entertainment
- Mortgage Warehouse Lending
- Payments Solutions
- SBA
- Technology & Life Sciences



Boston
New York
Chevy Chase
Chicago
Menlo Park
Denver
Santa Barbara
Los Angeles
Orange County
San Diego
Phoenix
Durham
Atlanta
Austin
Specialty Bank Office
Community Banking Branches

BANC OF CALIFORNIA

1. Ranked by assets.
2. Ranked by banks headquartered in California by deposit market share. Source: S&P Capital IQ.

Second Quarter 2024 Earnings | 3

 Key Investor Takeaways   Second Quarter 2024 Earnings | 4  Solid progress in 2Q as we head towards sustainable growth and profitability  2024 is a transformational year for our company as we take targeted actions to strengthen and optimize our balance sheet  We improved our core fundamentals, despite a challenging economic and rate environment  NIM expansion of 14bps to 2.80%  Average NIB balances up 3% QoQ  Total expenses decreased partially driven by a reduction in compensation from lower headcount  On July 18 we completed the sale of $1.95B CIVIC loans  Sale will positively impact capital, liquidity and NIM  The liquidity and capital created will be used to reposition the balance sheet to optimize core earnings power in 2H24  Profitability expected to improve as we progress through the year due to core earnings drivers; well positioned to take advantage of a lower rate environment   Improvement in core results with NIM expanding to 2.80% driven by lower funding costs and higher loan yields. Average NIB balances up 3% QoQ  NII was slightly higher this quarter despite our deliberate decision to shrink balance sheet as we paid down most of BTFP  Continued efforts to restructure balance sheet and improve profitability, including sale of $1.95B CIVIC loan portfolio  Will continue to execute on additional strategic opportunities to further optimize the balance sheet   Expect operating expenses to decline in 2H24 as cost synergies continue  2Q24 expenses included non-recurring reversal of merger expense accrual and elevated FDIC and customer related expenses  Repositioning balance sheet to lower funding costs, including $1B paydown of BTFP in 2Q  Balance sheet well-positioned for declining rate environment  Heightened monitoring for stress in credit portfolio; maintaining strong reserve levels  After quarter-end, core systems conversions and integration successfully completed, enabling new product and digital capabilities for clients   Conducted extensive training and communication campaigns to ensure a seamless transition for our clients

We are transforming the combined franchise to drive long-term growth and shareholder value

Current state *Repositioning for success*	Near-term focus *Generating profitable growth*	Future state *Top-tier target performance*
• Reposition to right-size balance sheet and optimize yields – Optimize deposit mix and reduce cost of funds – Leverage CIVIC sale to improve earnings power and profitability – Consider further strategic options • Achieve cost targets • Ensure strong credit quality – Heightened monitoring for stress in portfolios – Maintain strong reserve levels	• Expand and deepen customer relationships • Drive relationship-based deposit and loan growth • Optimize deposit mix with strong focus on NIB growth • Repricing of maturing / prepaying loan book to current market rates • Maintain expense and credit discipline	• Consistent high-quality earnings performance versus peers • Robust liquidity and strong capital levels • Financial performance targets: – ROAA ~1.1%+ – ROTCE ~13%+

BANC OF CALIFORNIA

Second Quarter 2024 Earnings | 5

2Q24 Financial Highlights

- Continued increase in PTPP[1] due to NIM expansion and compensation expense savings
- NIM expansion of 14 bps driven by lower deposit costs, reduced reliance on wholesale funding and improved loan yields
- $1.95B UPB of CIVIC loans moved to held-for-sale ("HFS")
- Loans / deposits ratio improved to 87.4% from 88.4%
- Average NIB deposits increased from 26.1% to 27.4% of average deposits
- Nonperforming credit metrics improvement driven by reclassification of CIVIC loans to HFS

Growth in pre-tax pre-provision earnings power driven by continued balance sheet repositioning and merger synergies

		2Q24	1Q24
Operating Results	PTPP[1]	$55.6mm	$52.4mm
	EPS	$0.12	$0.12
	ROAA	0.34%	0.33%
	ROATCE[1]	4.1%	4.3%
	NIM	2.80%	2.66%
Balance Sheet Results	Cash / assets	7.7%	8.6%
	Loans / deposits	87.4%	88.4%
	Deposits / total funding	95.2%	93.1%
	Avg. NIB deposits / avg. deposits	27.4%	26.1%
Increasing Capital	CET 1 capital ratio	10.3%	10.1%
	Total risk-based capital ratio	16.6%	16.4%
	BVPS	$17.23	$17.13
	TBVPS[1]	$15.07	$15.03
Strong Credit Reserves	ACL/NPLs	235%	220%
	NPA ratio	0.37%	0.44%

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation.

BANC OF CALIFORNIA

Second Quarter 2024 Earnings | 6

 2Q24 Earnings Results  1Q24  2Q24  -6 bps  1Q24  2Q24  -2 bps  1Q24  2Q24  -7 bps  Cost of funds  Cost of deposits  Cost of interest-bearing deposits   Second Quarter 2024 Earnings | 7  Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation.  Return on average assets (“ROAA”) calculated as follows: annualized net earnings (loss) divided by average assets.  Return on average tangible common equity (“ROATCE”) calculation as follows: annualized adjusted net earnings (loss) available to common and equivalent stockholders for ROATCE divided by average tangible common equity.   Net interest income of $229.5mm increased slightly QoQ:  Interest income declined due to smaller balance sheet  Interest expense declined due to $1.0B repayment of BTFP and due to higher average NIB deposits  Noninterest income declined due to negative fair value marks on credit-linked notes and SBIC equity investments   Total expenses included multiple non-recurring or elevated items (see appendix)  QoQ decline partially driven by decline in compensation expense   Elevated tax rate of 32% mostly related to non-recurring equity compensation expense adjustment

 Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation.  Wholesale funding defined as borrowings plus brokered time deposits.  Balance Sheet Repositioning Continues  Increased balance sheet efficiency with improved deposit mix and lower wholesale funding  Balance sheet reduction due to use of excess liquidity to pay down high-cost wholesale funding  CIVIC loans of $1.95B reclassified to HFS at June 30th in anticipation of the July 18th sale  Deposit mix shift in favor of noninterest-bearing deposits  Decrease in borrowings largely driven by repayment of $1.0B of BTFP   Second Quarter 2024 Earnings | 8  Highlights

 Management Outlook  2024 outlook focused on improving core earnings drivers and strengthening balance sheet  Continue executing on plan to lower cost of funds and expand net interest margin  Laser focused on controllable levers, including prudent expense and credit discipline   2024 outlook assumes one rate cut through the remainder of the year  Continue to evaluate additional opportunities to optimize the balance sheet   Second Quarter 2024 Earnings | 9  NIM of 2.90% to 3.00%   Cost of funds expected to decline 20bps to 25bps   Balance sheet repositioning, higher average NIB deposits and other actions driving lower interest expense   Assumes one 25 bps rate cut in mid-November  4Q24 NIE expected at ~$195mm-$200mm  Expect cost savings in 2H24 driven primarily by merger related synergies and other cost initiatives in addition to lower regulatory assessments  Wholesale funding ratio 10-12%  Loan / deposits 85%-90%  NIB / deposits 28%-29%  Balance sheet size may vary based on execution of opportunities to further optimize balance sheet  Liquidity generated from CIVIC sale used primarily to pay down wholesale funding sources

 Interest Rate Sensitivity  Rate-sensitive earning assets: 40%(1)  $10.1 billion of loans are variable or reprice / mature within one year  Over 99% of adjustable-rate loans with floors are eligible to reprice within one year  Rate-sensitive liabilities: 76%(1)  $14.2 billion of interest-bearing deposits, excluding CDs  $6.6 billion of CDs that mature or reprice within one year  $2.0 billion of borrowings and other(2) that mature or reprice within one year  Well-positioned for declining rate environment  2.4%  6.3%  2Q24  2Q24  Rate-Sensitive Earning Assets  Loans Years to Maturity/Repricing   6.7%  5.8%  Variable Rate  1 Year  2 Years  3 - 5 Years  >5 Years  Loan Composition  2Q24  2Q24  Variable Rate  Fixed  Hybrid  Rate-Sensitive Liabilities  Rate sensitive defined as assets or liabilities that are variable rate or repricing/maturing within one year.  Other includes TruPS.   Second Quarter 2024 Earnings | 10  Interest-Bearing Deposits  Borrowings  Other  Loans HFI + Leases  Investment Securities  Cash & Cash Equivalents

 Net Interest Income and Net Interest Margin Expansion  NIM expanded 14 bps to 2.80%  NII increased $0.4mm driven by:  Average interest-bearing deposits decreased $852mm and interest-bearing deposits costs decreased 2 bps: +$9mm  Average borrowings decreased $879mm: +$8mm  Loan yields increased 10 bps: +$3mm  Securities balances and yields were relatively flat  Lower cash balances: ($19mm)  2Q24 Highlights  1.69%  $151.0  4Q23  2.66%  $229.1  1Q24  2.80%  $229.5  2Q24  Net Interest Income (NII) ($M) and Net Interest Margin (NIM)  Impact to NII ($M) from cumulative change in yields, rates and mix  1Q24  +$8.7  Deposits  +$7.8  Borrowings  +$3.4  Loans  -$0.5  Securities  -$19.0  Cash / Other EA  2Q24  $229.1  $229.5  Lower funding costs and improved asset yields and mix drive NII and NIM expansion  2.15%  $69.4  Dec ’23  2.69%  $77.3  Mar ’24  2.83%  $75.7  Jun ’24  NIM  NII  Quarter  Month(1)   Second Quarter 2024 Earnings | 11  June has one less day than December and March impacting NII approximately $2.5mm.

Noninterest Income Composition

2Q24 Highlights

- Higher loan fees from higher loan originations more than offset lower deposit fees and lease equipment income driven by lower early lease buyouts
- Other income decline in 2Q24 relative to 1Q24 was driven mainly by the net impact of fair value marks
- Other income includes revenue from BOLI, warrants, fair value mark adjustments and other miscellaneous gains or losses

Noninterest income remains consistent and reflects diversified fee sources excluding elevated mark-to-market adjustments in 2Q24



($ in millions)
2Q24 includes negative marks of $2.4mm for Credit-linked Notes and $3.2mm for mark for equity CRA investments
$34.0 (1,2)
$34.3(1)
$34.3(1,3)
$28.7(1)
$4.6
$8.9
$12.4
$4.2
$4.0
$4.7
$8.1
$11.7
$3.1
$6.6
$4.5
$8.6
$11.5
$1.2
$2.8
4Q23
1Q24
2Q24
Other Income
Leased Equipment Income
Deposit Fees
Dividends and Gains on Equity Investments
Loan and Card Fees

1. Excludes gain (loss) on sale of securities and loans.
2. Excludes nonrecurring legal recovery of $7.6mm and elevated SBIC-related income distributions of $3.9mm.
3. Illustrative fee income when excluding $2.4mm negative mark for Credit-Linked Notes and negative $3.2mm mark for equity CRA investments.

BANC OF CALIFORNIA

Second Quarter 2024 Earnings | 12

 Expenses  Controllable expenses declined primarily due to lower compensation and occupancy costs driven by merger synergies  Insurance & assessments remain elevated in 2Q24. 1Q24 FDIC expense included a $5mm reduction due to a prior period adjustment  Headcount at June 30 down approximately 500 FTE to ~2,065 FTE since the merger announcement date  Expect cost savings in 2H24 driven primarily by merger related synergies and other cost initiatives in addition to lower regulatory assessments  2Q24 Highlights  Progress in reducing operating expenses expected to continue through remainder of the year  (1)   Second Quarter 2024 Earnings | 13  $251.8 of actual total operating noninterest expense and $283.5 million normalized expenses adjusted to include combined company expenses for a full quarter and adjust incentive compensation to target.  2Q24 Other expense includes a reversal of $12.7mm of acquisition, integration, and reorganization costs.

Funding Cost Reduction Actions

Ongoing interest expense reduction results from focused strategy to improve funding mix and reprice deposits lower

Highlights

- NIB and IB deposit composition trends reflects results of balance sheet restructuring and post-merger community bank-focused strategy
  - Lower deposit costs reflects the increased NIB % and actions taken to reduce IB deposit costs while the lower cost of funds also reflects the partial paydown of BTFP
  - Post systems conversion, will amplify efforts to grow NIB deposit balances with new clients
- CIVIC loans sale completed on July 18 will accelerate strategy to pay down higher cost wholesale funding as it matures and replace it with lower-cost funding sources

Improving Funding Mix[1]
% of Total Funding[1]



23.4%
57.4%
10.5%
8.7%
25.3%
56.8%
11.0%
6.9%
25.9%
56.0%
13.3%
4.8%
4Q23
1Q24
2Q24
NIB Deposits
Interest-bearing deposits
Brokered CDs
Borrowings

Reduced Cost of Liabilities



Total cost of funds
Total deposits
3.68%
2.94%
3.02%
2.66%
2.95%
2.60%
4Q23
1Q24
2Q24

1. Excludes subordinated debt and accrued interest payable and other liabilities.

BANC OF CALIFORNIA
Second Quarter 2024 Earnings | 14

 Building a Strong Commercial Deposit Franchise  NIB deposits stayed strong at 27.2% of total deposits and average NIB deposits grew 1.3% to 27.4% of total average deposits  CIVIC loan sale proceeds will be used to pay down high cost deposits, which will further reduce deposits costs  Average cost of funds declined, with spread against Fed funds rate widening  2Q24 Highlights  Focus on relationship banking that generates low-cost commercial deposits   Management has a track record of successful deposit strategy execution  Average Fed Funds Rate  Average Cost of Deposits  4Q23  1Q24  2Q24  CDs  Brokered CDs  Money Market & Savings  Interest-bearing Checking  Noninterest-bearing Checking   Second Quarter 2024 Earnings | 15

NIB Deposit Growth Remains a Key Priority

2Q24 Highlights

- Enterprise-wide focus
- Deposit incentive programs, including competitions and leaderboards
- RM performance goals include specific NIB targets
- Ensure existing and new relationships have appropriate deposit balances with the bank
- Line of business-specific approach to NIB growth and new customer acquisition

Deposit gathering engine designed to build low-cost deposit base

Consistently generating new noninterest-bearing business deposits from new relationships since 4Q23 merger close



1,124
518
$230.0
$83.2
1Q24
2Q24
Cumulative New Business NIB Relationships
Cumulative New Business NIB Deposits from New Relationships

BANC OF CALIFORNIA

Second Quarter 2024 Earnings | 16

 Diversified Loan Portfolio  Lender finance loans moved to core portfolio with intent to grow this portfolio given attractive loan yields and credit quality; provides diversification to loan portfolio   Core portfolio declined due to runoff in lower yielding multifamily and other CRE loans   Core portfolio comprises 95% of total loans with low NPL and DQ ratios after moving $1.95B of CIVIC loans to held-for-sale  Strong 2Q24 loan originations(1) of $1.0B compared to $0.7B in 1Q24 in a challenging rate and origination environment  High-quality relationship-based core portfolio is well diversified with strong metrics  Existing portfolios have strong credit quality  Note: Wtd. Avg. Rate excludes loan fees and accretion.   Second Quarter 2024 Earnings | 17  Includes commitments and fundings.

 California-Centric CRE Portfolio  Over 71% of total CRE portfolio located in California  Total CRE has a low weighted average LTV of 61%  Other Property Types includes mobile homes, self storage, gas stations, special use, school, place of worship and restaurants  2Q24 Highlights  High quality CRE portfolio has low weighted-average LTV and high debt-service coverage ratio (DSCR)  Total CRE is well diversified across multiple industries  1.6%  Office  Industrial  Retail  Hotel  Health Facility  Mixed Use  Other  Represents most recent appraisal or weighted-average LTV at origination.   Note: CRE excludes government guaranteed CRE collateralized SBA loans.  Total CRE comprises 57.8% of total loans and other CRE comprises 17.6% of total loans  84% of office collateral located in California, 7% in Colorado and 9% in other states  Multifamily has a low average LTV and a strong DSCR coverage ratio of 1.66x  NPLs are generally reserved based on individual evaluations    Second Quarter 2024 Earnings | 18  Other CRE Composition

Asset Quality Ratios and Trends

- ACL coverage ratio of 1.19% reflects 4 bps increase from 1Q24 when excluding CIVIC
- Additional loss coverage from SFR credit-linked notes and purchase accounting marks
- 30-89 past due loans declined $150mm or 84% QoQ to $28mm
  - Moving CIVIC loans to HFS drove $56mm of decline
- 90 day+ past due loans declined $2mm to $56mm
- Classified loans increased primarily from downgrades of rate sensitive loans with repricing risk in higher for longer rate environment

Improved NPL and DQ metrics due to transfer of historically volatile CIVIC loans to HFS

ACL / Total Loans ($M)



1.15%
1.15%
1.22%
1.26%
1.19%
$256.8
$251.9
$311.3
$320.1
$275.3
2Q23
3Q23
4Q23
1Q24
2Q24
ACL
ACL / Total Loans HFI

Nonperforming Loans (NPLs) ($M)



0.47%
0.57%
0.29%
0.57%
0.50%
$104.9
$125.4
$74.3
$145.8
$117.1
2Q23
3Q23
4Q23
1Q24
2Q24
NPLs
NPLs / Total Loans HFI

Classified Loans ($M)



0.95%
0.96%
0.90%
1.44%
1.79%
$211.9
$211.1
$228.4
$366.7
$415.5
2Q23
3Q23
4Q23
1Q24
2Q24
Classified Loans
Classified Loans / Total Loans HFI

Delinquent Loans ($M)



0.54%
0.58%
0.57%
0.93%
0.36%
$119.8
$127.3
$144.2
$236.0
$83.8
2Q23
3Q23
4Q23
1Q24
2Q24
Delinquent Loans
Delinquent Loans / Total Loans HFI

Note: Periods prior to 4Q23 represent PACW standalone.

BANC OF CALIFORNIA

Second Quarter 2024 Earnings | 19

 Credit Migration  Note: CRE excludes government guaranteed CRE collateralized SBA loans.  Nonperforming loans 1Q24 to 2Q24 walk  Delinquent loans 1Q24 to 2Q24 walk  Increase in “Classified” driven by migration of rate sensitive loans; however, low delinquency reflects stable underlying credit  Lower NPLs primarily due to transfer of CIVIC loans to HFS   Delinquent loans down sharply from transfer of CIVIC loans to the HFS portfolio and other core loans becoming current  Classified loans increased primarily from downgrades of rate sensitive loans, including multifamily and CRE with repricing risk in higher for longer rate environment  CRE portfolio exposure proactively mitigated through additional qualitative reserves, combined with low LTVs and personal guarantors   Second Quarter 2024 Earnings | 20  Classified loans 1Q24 to 2Q24 walk

 ACL coverage ratio remains robust subsequent to elevated charge-offs including impact of CIVIC  Allowance for Credit Losses Walk  ACL decreased due to charge-offs related to transfer of CIVIC loans to the HFS portfolio and charge-offs of other loans, which were largely CRE  CRE loan charge-offs primarily driven by 2 office loans, which were largely previously reserved for  Commercial loan charge-offs were idiosyncratic and not indicative of overall portfolio performance  CIVIC portfolio historically carried a higher ACL. The ACL at 1Q24 ex-CIVIC would have been 1.15% compared to 1.19% at 2Q24  1.26%   1.19%   ACL (3/31/24)  CIVIC Charge-offs Transfer to HFS  Other Charge-offs   $11.0   Provision  ACL (6/30/24)  ($ in millions)   Second Quarter 2024 Earnings | 21  2Q24 net charge-offs detail   Total net charge-offs  $(55.7)  $25,473  $23,229  HFI Loans

 Strong Capital Base  CET 1 ratio of 10.27% inclusive of:  Impact of fair value marks and merger expenses  Special FDIC assessment  Lower risk-weighted assets  All regulatory capital ratios in excess of minimum “well-capitalized” levels  Focus on building capital levels for strength and flexibility  1Q24  2Q24  Common Equity Tier 1 (CET 1)  1Q24  2Q24  Tangible Common Equity / Tangible Assets  2Q24 Highlights  1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation.   Second Quarter 2024 Earnings | 22

Securities Portfolio Detail

2Q24 Highlights

- Average securities yield was flat quarter over quarter
- Stable securities portfolio with significant repricing opportunity

High-quality securities portfolio provides upside

Security Type[1] ($ in millions)	2Q24	1Q24	QoQ Change
AFS - Gov't & Agency	$ 1,634	$ 1,675	$ (41)
AFS - CLO's	109	109	0
AFS - Corporate Bonds	282	277	5
AFS - Municipal Bonds	33	33	(0)
AFS - Non-Agency Securitizations	186	192	(6)
AFS	**$ 2,244**	**$ 2,287**	**$ (43)**
HTM - Gov't & Agency	626	623	2
HTM - Corporate Bonds	70	70	0
HTM - Municipal Bonds	1,249	1,248	1
HTM - Non-Agency Securitizations	353	352	1
HTM	**$ 2,298**	**$ 2,293**	**$ 5**
Total Securities	**$ 4,542**	**$ 4,580**	**$ (38)**

Portfolio Profile

Credit Rating



AAA
AA
A
BB
BBB
Not Rated
3%
0%
1%
5%
16%
75%

Composition



Private Label RMBS
CLO
Corporates
Gov't & AGC
Munis
12%
2%
8%
28%
50%

Average Portfolio Balances & Yields



2.72%
2.92%
2.92%
$6.0
$4.7
$4.7
4Q23
1Q24
2Q24
Average Balance ($ in billions)
Yield

1. Reflects fair value for AFS securities and amortized cost for HTM securities. Excludes $1.5 million loan loss reserve on HTM securities.

BANC OF CALIFORNIA
Second Quarter 2024 Earnings | 23

 High Level of Available Liquidity  Total available primary liquidity of $4.6 billion, including unpledged AFS securities of $2.1 billion  Total available primary and secondary liquidity of $16.9 billion  Uninsured and uncollateralized deposits of $6.8 billion, which represents only 23.6% of total deposits  Total available primary and secondary liquidity was 2.5x uninsured and uncollateralized deposits  2Q24 Highlights  Maintain high levels of primary and secondary liquidity as prudent risk management  (1)  Net of haircut as of June 30, 2024.   Second Quarter 2024 Earnings | 24

 Appendix

 Non-GAAP Financial Information  Tangible assets, tangible equity, tangible common equity, tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, pre-tax pre-provision, pre-goodwill impairment (“PTPP”) income, constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance.  Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total stockholders’ equity. Tangible common equity is calculated by subtracting preferred stock, as applicable, from tangible equity. Return on average tangible common equity is calculated by dividing net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution.  PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense.  Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 27-29 of this presentation.   Second Quarter 2024 Earnings | 26

 Non-GAAP Reconciliation  Total common equity divided by common shares outstanding.  Tangible common equity divided by common shares outstanding.  Common shares outstanding include non-voting common equivalents that are participating securities.   Second Quarter 2024 Earnings | 27  Note: Periods prior to 4Q23 represent PACW standalone.

 Non-GAAP Reconciliation  Effective tax rates of 32.0%, 27.2%, and 25.3% used for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.   Annualized net (loss) earnings divided by average stockholders' equity.  Annualized adjusted net (loss) earnings available to common stockholders for ROATCE divided by average tangible common equity.   Second Quarter 2024 Earnings | 28  Note: Periods prior to 4Q23 represent PACW standalone.

 Non-GAAP Reconciliation   Second Quarter 2024 Earnings | 29  Note: Periods prior to 4Q23 represent PACW standalone.

 Noteworthy items  2Q24 results included multiple noteworthy items, which impacted financial results, but were largely offset   Revenue items higher than historical levels; driven by normal MTM accounting  The identified expense and tax items (ex-FDIC) are related to either the merger or post-merger repositioning actions  Acquisition cost reversal due to actual amounts for certain expenses being lower than the accrued amounts at merger close  Elevated tax rate of 32% mostly related to non-recurring equity compensation expense adjustment  FDIC expense impact reflects continued elevated assessment levels anticipated to decrease by the end of the year   Second Quarter 2024 Earnings | 30

Integration roadmap update

Strong execution and achievement of deal closing timeline creates opportunity to complete integration and realize full cost savings in 2024

Accomplished since announcement of deal

- ☑ Closed merger with PacWest
- ☑ Closed on $400mm common equity with merger
- ☑ Retained key employees and clients
- ☑ Sold $6 billion assets (3.6% yield)
- ☑ Paid down $10 billion wholesale funding (~5% cost)
- ☑ Completed announced balance sheet restructuring and finalized plan for integration
- ☑ Partial cost savings realized
- ☑ Core systems conversions (completed July 18, 2024)

Items to be completed in 2H24

	Target
☐ Execution on consolidation of vast majority of facilities	4Q+
☐ Realize full operational expense savings	4Q+
☐ Continued reduction of interest expense and improvement of deposit mix	4Q+

BANC OF CALIFORNIA

Second Quarter 2024 Earnings | 31

Experienced management team with track record of success at leading institutions



Jared Wolff

President and Chief Executive Officer

30+ years of banking and law. Previously held senior executive positions with City National Bank (RBC) and PacWest Bancorp



Joe Kauder

Chief Financial Officer

30+ years banking experience, previously served as EVP, CFO Wells Fargo Wholesale Banking



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ALIFO
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John Sotoodeh

Chief Operating Officer

30+ years of banking experience, previously held several key executive positions at Wells Fargo



Hamid Hussain

President of the Bank

25+ years of banking experience, previously served as EVP, Real Estate Market Executive for Wells Fargo



Bryan Corsini

Chief Credit Officer

35+ years banking experience, previously served as CCO of PacWest Bancorp and Director of Pacific Western Bank



Debbie Dahl-Amundson

Chief Internal Audit Officer

Leads the internal audit group and SOX Compliance, previously served as Assistant General Auditor for PNC



Ido Dotan

General Counsel and Chief Administrative Officer

Experienced in corporate securities, M&A, and structured finance. Previously served as EVP of Carrington Mortgage Holdings



Olivia Lindsay

Chief Risk Officer

20+ years of experience in regulatory processes and controls, previously spent 15 years at MUFG Union Bank



Raymond Rindone

Deputy Chief Financial Officer and Head of Corporate Finance

30+ years finance & public accounting experience, previously served as Deputy CFO of City National Bank (RBC)



Stan Ivie

Head of Government and Regulatory Affairs

Previously served as the Chief Risk Officer of PacWest Bancorp & the regional director for the FDIC's San Francisco and Dallas Regions



Alex Kweskin

Chief Human Resources Officer

25+ years of Human Resources experience, previously held HR leadership roles at MUFG Union Bank and Wells Fargo



Steve Schwimmer

Chief Information Officer

25+ years of experience in banking technology, previously served as the EVP, Chief Innovation Officer at PacWest Bancorp



Monica Sparks

Chief Accounting Officer

20+ years experience in accounting, previously served as EVP, Chief Accounting Officer at PacWest Bancorp

BANC OF CALIFORNIA

Second Quarter 2024 Earnings | 32